                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                            NEWPARK RESOURCES, INC.

1.       BATSON-MILL, L.P.

2.       CHESSHER CONSTRUCTION, INC.

3.       CONSOLIDATED MAYFLOWER MINES, INC.

4.       DARCOM INTERNATIONAL, L.P.

5.       EXCALIBAR MINERALS, INC.

6.       EXCALIBAR MINERALS OF LA. L.L.C.

7.       HYDRA FLUIDS INTERNATIONAL, LTD.

8.       INTERNATIONAL MAT, LTD.

9.       IML DE VENEZUELA, LLC

10.      MALLARD & MALLARD OF LA., INC.

11.      NES PERMIAN BASIN, L.P.

12.      NEWPARK CANADA, INC.

13.      NEWPARK DRILLING FLUIDS, LLC

14.      NEWPARK ENVIRONMENTAL SERVICES, L.L.C.

15.      NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

16.      NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

17.      NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.

18.      NEWPARK HOLDINGS, INC.

19.      NEWPARK SHIPHOLDING TEXAS, L.P.

20.      NEWPARK TEXAS L.L.C.

21.      NID, L.P.

22.      OGS LABORATORY, INC.

23.      SHAMROCK DRILLING FLUIDS, INC.

24.      SOLOCO, L.L.C.

25.      SOLOCO TEXAS, L.P.

26.      SUPREME CONTRACTORS, L.L.C.

27.      NEWPARK ITALIA, S.R.L.

28.      AVA, S.p.A.

29.      AVA ROMANIA 2000 S.R.L.

30.      AVA AFRICA S.A.R.L.

31.      CRILIO DUE EXIM S.R.L.

32.      EUROCONTINENTAL DF GMBH

33.      PERFO SERVICES S.P.A.

34.      AVA TUNISI S.A.R.L.

35.      AVA INTERNATIONAL LTD.

36.      AVA ALGERIE E.U.R.L.

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